UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 9, 2005

ACADIA PHARMACEUTICALS INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-50768	06-1376651
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3911 SORRENTO VALLEY BOULEVARD SAN DIEGO, CALIFORNIA	92121
(Address of Principal Executive Offices)	(Zip Code)

(858) 558-2871

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On September 9, 2005, our Board of Directors approved an updated compensation program for the non-employee directors as set forth in Exhibit 99.1 hereto.

In addition, the Board of Directors approved a one-time grant of an option to purchase 8,500 shares of our common stock to each of the non-employee directors who were continuing in office as of September 9, 2005. The strike price for such grants were set at the fair market value for our common stock in accordance with the terms of our 2004 Equity Incentive Plan.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)	On September 9, 2005, Martien van Osch resigned from our Board of Directors effective September 9, 2005.

(d)	On September 9, 2005, our Board of Directors elected Michael Borer as a director and appointed him to the Audit Committee of the Board. We are not aware of any item requiring disclosure under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

99.1	Description of Outside Director Compensation Plan

2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACADIA Pharmaceuticals Inc.

	By:	/s/ Thomas H. Aasen
Date: September 13, 2005		Thomas H. Aasen
Vice President, Chief Financial Officer, Treasurer, and Secretary

3.

INDEX TO EXHIBITS

99.1	Description of Outside Director Compensation Plan